CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$706,089.96	11-24-2006	11-24-2011	40303961	0049		443	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: DAIRYGEN, LLC
ENERGY AND POWER SOLUTIONS, INC.
150 PAULARINO AVENUE, STE A120
COSTA MESA, CA 92626

Lender: PACIFIC MERCANTILE BANK
COSTA MESA FINANCIAL CENTER
949 SOUTH COAST DRIVE, SUITE 105
COSTA MESA, CA 92626

Principal Amount: $706,089.96 **Interest Rate: 7.000%** **Date of Agreement: September 19, 2008**

DESCRIPTION OF EXISTING INDEBTEDNESS. A LOAN EVIDENCED BY A PROMISSORY NOTE DATED NOVEMBER 24, 2006, IN THE ORIGINAL PRINCIPAL AMOUNT OF $800,000.00 ("NOTE").

DESCRIPTION OF COLLATERAL. THIS NOTE IS SECURED BY COLLATERAL AS DESCRIBED IN THE COMMERCIAL SECURITY AGREEMENT DATED NOVEMBER 24, 2006.

DESCRIPTION OF CHANGE IN TERMS. THE PERSONAL GUARANTEES OF JAY B. ZOELLNER, SHIVA T. SUBRAMANYA, AND STAFFAN B. AKERSTROM ARE HEREBY RELEASED FROM THIS CREDIT FACILITY, THE INTEREST RATE IS DECREASED FROM 9.750% FIXED RATE TO 7.000% FIXED, AND THE PAYMENT HAS BEEN MODIFIED, SEE **PAYMENT** PARAGRAPH BELOW.

PAYMENT. Borrower will pay this loan in 37 regular payments of $9,523.75 each and one irregular last payment estimated at $489,338.81. Borrower's first payment is due October 24, 2008, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on November 24, 2011, and will be for all principal and all accrued interest not yet paid.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

DAIRYGEN, LLC

ENERGY AND POWER SOLUTIONS, INC., Manager of DAIRYGEN, LLC

By: ______________________
JAY B. ZOELLNER, Chief Exec. Officer of ENERGY AND POWER SOLUTIONS, INC.

By: ______________________
STAFFAN B. AKERSTROM, Secretary of ENERGY AND POWER SOLUTIONS, INC.

By: ______________________
SHIVA T. SUBRAMANYA, Chief Oper. Officer of ENERGY AND POWER SOLUTIONS, INC.

ENERGY AND POWER SOLUTIONS, INC.

By: ______________________
JAY B. ZOELLNER, Chief Exec. Officer of ENERGY AND POWER SOLUTIONS, INC.

By: ______________________
STAFFAN B. AKERSTROM, Secretary of ENERGY AND POWER SOLUTIONS, INC.

By: ______________________
SHIVA T. SUBRAMANYA, Chief Oper. Officer of ENERGY AND POWER SOLUTIONS, INC.